EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-118922 and 333-127245) and Form S-8 (Nos. 333-90950, 333-109058, 333-116589 and 333-125305) of Advanced Medical Optics, Inc. of our report dated March 13, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP
Orange County, California
March 13, 2006